Society6, LLC

Unaudited Financial Statements
As of March 31, 2013 and December 31, 2012 and the Three Months Ended March 31, 2013 and 2012

Society6, LLC

Index

Page
Unaudited Balance Sheets	2

Unaudited Statements of Income and Members’ Equity	3

Unaudited Statements of Cash Flows	4

Notes to Unaudited Financial Statements	5 - 7

Society6, LLC

Unaudited Balance Sheets

	March 31,	December 31,
Assets	2013	2012
Current assets:
Cash	$4,077,129	$5,261,245
Accounts receivable	31,114	110,809
Other current assets	3,656	3,656
Total current assets	4,111,899	5,375,710

Property and equipment, net of accumulated depreciation	9,845	7,191
Total assets	$4,121,744	$5,382,901

Liabilities and Members' Equity

Current liabilities:
Accounts payable and accrued expenses	$694,889	$1,134,763
Sales tax payable	6,591	43,037
Deferred revenue	319,995	226,619
Gift cards payable	42,838	39,328
Total current liabilities	1,064,313	1,443,747

Members' equity	3,057,431	3,939,154
Total liabilities and members' equity	$4,121,744	$5,382,901

See Note to Unaudited Financial Statements.

Society6, LLC

Unaudited Statements of Income and Members' Equity

	March 31, 2013	March 31, 2012

Sales	$6,009,838	$2,937,812

Cost of sales:
Products	2,058,776	1,033,399
Artists	788,173	383,981
Shipping	498,130	215,475
Transaction fees	198,663	90,628
Commissions	15,362	48,453
Totals	3,559,104	1,771,936

Gross profit	2,450,734	1,165,876

Operating expenses:
Guaranteed payments	161,785	167,827
Advertising and promotion	3,877	2,979
General and administrative	138,900	53,380
Total operating expenses	304,562	224,186

Income from operations	2,146,172	941,690

Interest income	581	1,237

Income before income taxes	2,146,753	942,927

Income taxes	-	-

Net income	2,146,753	942,927

Members' equity, beginning of year	3,939,154	1,377,284

Contributions from members	-	187,500

Distributions to members	(3,028,476)	(422,195)

Members' equity, end of period	$3,057,431	$2,085,516

See Note to Unaudited Financial Statements.

Society6, LLC

Unaudited Statements of Cash Flows

	March 31,	March 31,
	2013	2012
Operating activities:
Net income	$2,146,753	$942,927
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	300	415
Other	-	2,604
Changes in operating assets and liabilities:
Accounts receivable	79,695	11,557
Accounts payable and accrued expenses	(439,874)	(93,782)
Sales tax payable	(36,446)	(2,101)
Deferred revenue	93,376	(45,943)
Gift cards payable	3,510	1,671
Net cash provided by operating activities	1,847,314	817,348

Investing activities:
Purchase of property and equipment	(2,954)	(382)

Financing activities:
Contributions from members	-	187,500
Distributions to members	(3,028,476)	(422,195)
Net cash used in financing activities	(3,028,476)	(234,695)

Net increase (decrease) in cash	(1,184,116)	582,271

Cash, beginning of year	5,261,245	2,066,701

Cash, end of period	$4,077,129	$2,648,972

See Note to Unaudited Financial Statements.

Society6, LLC

Notes to Unaudited Financial Statements

Note 1 - Business and summary of significant accounting policies:

Business activity:

Society6, LLC (the "Company") was organized in the State of Delaware as a Limited Liability Company on February 19, 2009. The Company operates an online marketplace that enables artists to sell their artwork as Art Prints, iPhone Cases, T-shirts and a variety of other products using the Company’s service.

As a Limited Liability Company, each member’s liability is limited to amounts reflected in their respective members’ accounts.

Accounts receivable:

Accounts receivable represent amounts due from wholesale customers and expose the Company to credit risk to the extent that such amounts become uncollectible. The Company reviews accounts receivable periodically and adjusts the allowance of doubtful accounts as necessary. The allowance is estimated from historical performance, collections and current credit considerations. Account balances are written off against the allowance after all means of collection have been exhausted and potential for recovery is considered remote. Accounts are considered past due or delinquent based on contractual terms and how recently payments have been received. No allowance was considered necessary as of March 31, 2013 and December 31, 2012.

Property and equipment:

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets, generally ranging from two to seven years. Expenditures for major renewals and improvements that extend the useful lives of property and equipment are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred.

Website development costs:

The Company capitalizes the costs of website development, which relate to application and infrastructure development, graphics development and software integration. The Company expenses costs related to planning, content input, data conversion and operations.

Long‑lived assets:

Long‑lived assets to be held and used, other than goodwill and intangibles with indefinite lives, are subject to testing for impairment when events or changes in circumstances indicate that their carrying value may not be recoverable. No impairment write-downs were recorded during the quarters ended March 31, 2013 and 2012.

Revenue recognition:

Revenue from the sale of goods is recognized when title and risk transfer to the customer, which is generally upon shipment of product. An allowance for estimated returns and uncollectible accounts is provided at the time of shipment.

Society6, LLC

Notes to Unaudited Financial Statements

Advertising and promotional expenses:

Advertising and promotion costs are expensed as incurred. Advertising and promotion expense for the quarters ended March 31, 2012 and 2012 was $3,877 and $2,979, respectively.

Shipping expenses:

The Company recorded shipping expenses of $498,130 and $215,475 in cost of sales in the accompanying statements of income and members’ equity for the quarters ended March 31, 2012 and 2012, respectively.

Income taxes:

The Company is a Limited Liability Company and is classified as a partnership for income tax purposes. Profits and losses are reportable by the members on their respective income tax returns. Accordingly, no provision for income taxes has been reflected in the unaudited financial statements as of March 31, 2013 and 2012.

The Company has no unrecognized tax benefits at March 31, 2013 and 2012. The Company began operations in 2009; therefore, all tax years remain open and management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

If necessary, the Company recognizes interest and penalties associated with tax matters, as part of income tax expense and includes accrued interest and penalties with the related tax liability in the balance sheets.

Use of estimates:

The preparation of unaudited financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the audited financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent events:

The Company has evaluated the impact of subsequent events through September 3, 2013, the date the unaudited financial statements were available to be issued.

Note 2 - Business and credit concentrations:

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains its cash with high-credit quality financial institutions. At times, such amounts may exceed Federally insured limited.

At March 31, 2013, and December 31, 2012 one wholesale customer accounted for approximately 100% of the Company’s accounts receivable.

Society6, LLC

Notes to Unaudited Financial Statements

Note 3 - Property and equipment:

Property and equipment consisted of the following:

	March 31, 2013	December 31, 2012
Machinery and equipment	$10,220	$7,613
Furniture and Fixtures	2,628	2,281
	12,848	9,894
Less accumulated depreciation	3,003	2,703
	$9,845	$7,191

For the quarters ended March 31, 2013 and 2012, depreciation expense was $300 and $415, respectively.

Note 4 – Subsequent events:

On June 20, 2013, Demand Media (“Demand Media”), Inc. acquired 100% of the issued and outstanding membership interests (including 100% of the capital and profits) of the Company, pursuant to a Securities Purchase Agreement, dated as of June 20, 2013. The purchase price of $95.3 million consisted of $76.1 million in cash and 2,322,880 shares of common stock, valued at $19.1 million, based on the Demand Media stock price on the date of acquisition. A portion of the purchase price ($7.9 million in cash and 243,902 shares of common stock) was held back by Demand Media to secure post-closing indemnification obligations of the Company and/or post-closing adjustments to the purchase price. Any remaining portion of the holdback amount that is not subject to then-pending claims will be paid or issued, as the case may be, on the 24-month anniversary of the closing of the transaction.